SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


Pursuant to Sections 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported)    January 5, 1994

                          AYDIN CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE               1-7203             23-1686808
(State or other jurisdiction  (Commission    (IRS Employer
of incorporation)             File Number)   Identification No.)

             700 Dresher Road, Horsham, PA                   19044
    (Address of principal executive offices)              (Zip Code)

            (215) 657-7510
     (Registrant's telephone number, including area code)

Item 5.   Other Events

       On January 5, 1994, Registrant reached settlement agreements with the United States Army Communications-Electronics Command ("CECOM") and the Department of Justice ("DOJ") with reference to the AN/GRC-222 microwave radio contract. The specific terms of the two settlements are set forth in the Plea Agreement and the Settlement Agreement and Contract Modification (Exhibit 99) and incorporated herein as if set forth in detail.

       Under the terms of the agreement, CECOM will reinstate the Registrant's radio contract by withdrawing its previous termination for default issued November 30, 1993. Further, the investigation and all possible charges against the Registrant by the DOJ are settled.

       On January 6, 1994, pursuant to the terms of settlement with DOJ, Registrant entered a plea of guilty to the falsification of testing data, charges which two of its low level employees previously pled guilty to in March of this year, and the plea was accepted by the court (U. S. District Court for the Northern District of California at San Jose, No. CR-94-2001).

       Registrant will be reinstated on its AN/GRC-222 microwave radio contract will all of its previous terms and conditions. Further, Registrant will withdraw its contract claims, will do additional work for the Army at no additional cost, and will pay $1 million to settle civil claims and $1 million as a fine and penalty. The total impact on income of this settlement is estimated to be approximately $9 million net, after taxes, which will be charged to the 1993 fourth quarter earnings of the Registrant. The additional work and the related expenditures will be spread over a period of three years or longer. In addition, Registrant will dismiss with prejudice its suit for declaratory relief filed against CECOM and DOJ in the U.S. District Court, Eastern District of PA (Civil Section No. 93-CV-6232).

Item 7.   Financial Statement, Pro Forma]
          Financial Information and Exhibits

   (c)    Exhibits

          (99) Plea Agreement (with Settlement Agreement and Contract Modification) filed in the United States District Court for the Northern District of California on January 6, 1994.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                             AYDIN CORPORATION


Dated:      January 13, 1994            By:  /s/   Robert A. Clancy
                                             Robert A. Clancy
                                             Secretary

                                AYDIN CORPORATION

                             Form 8-K Current Report

                                  EXHIBIT INDEX


Exhibit
  No.     Description of Exhibit


99.1      Plea Agreement filed January 6, 1994.


99.2      Settlement Agreement and Contract Modification (the
          "Settlement Agreement") (Exhibit 1 to Plea Agreement)


99.3      Appendix A to the Settlement Agreement ("Outstanding
          ECP's").


99.4      Appendix C to the Settlement Agreement ("ESS, PRAT, &
          Failure Analysis Package" and "PRAT Profile and
          Parameters").


99.5 (P)  Figure 1 of Appendix C ("Proposed PRAT Profile")


99.6 Appendix D to the Settlement Agreement ("Contract Schedule For New Radio/Module Deliveries" and "FLSC Schedule").

MICHAEL J. YAMAGUCHI                                       Exhibit 99.1
United States Attorney
CHARLES B. BURCH
Chief, Criminal Division
LELAND B. ALTSCHULER
MICHAEL L. ZIGLER
Assistant United States Attorneys

                 280 South First Street, Suite 371
                 San Jose, California  95113
                 Telephone:  (408) 291-7221

Attorneys for Plaintiff
United States of America


                       IN THE UNITED STATES DISTRICT COURT
                     FOR THE NORTHERN DISTRICT OF CALIFORNIA


UNITED STATES OF AMERICA,                 )
                                          )
                        Plaintiff,        )
                                          )     PLEA AGREEMENT
                        v.                )     (Rule 11, F.R.Cr.P)
                                          )
AYDIN CORPORATION,                        )
                                          )
                        Defendant.        )
___________________________________)


            Plaintiff United States of America and defendant Aydin Corporation, by their respective counsel of record, hereby agree upon the following terms and conditions in complete settlement of criminal liability as of the date this agreement is signed in conjunction with the performance of Aydin Corporation, its divisions, officers, and employees in connection with the contract to design, manufacture and deliver to the Army AN/GRC-222 radios.
            This agreement is made pursuant to Rule 11(e)(1)(C) and 11(e)(3), Fed.R.Crim.P. This Agreement shall have no force or effect at all if the district court imposes a sentence either more severe or less severe than the sentence stipulated in this Agreement. The parties agree that the Agreement is and shall be effective only if the disposition provided for by this Agreement is embodied in the judgment and sentence. Neither party shall be bound by any term of this Plea Agreement if it is rejected by the Court, and no statements made in connection with this Agreement shall be admissible against either party in any proceeding.
Aydin's Promises
            1. Aydin Corporation will plead guilty to Counts One, Two, Three, Four, Five and Six of the Information. Aydin is pleading guilty because it is guilty and further acknowledges the facts set forth in the charging instrument to be true.
            2. Aydin Corporation understands that each Count carries a maximum penalty of a $500,000 fine, restitution to the United
States, and a $50 special assessment. The defendant further understands that acceptance or rejection of this plea agreement is within the sole discretion of the Court.
            3. No later than the day of sentencing, Aydin Corporation will pay a fine to the United States in the amount of one million ($1,000,000.00) dollars, and $1,200.00 in penalty assessments.
            4. As restitution and global resolution of various disputes with the United States, Aydin Corporation will perform its promises under that agreement between it and the United States Army Communications and Electronic Command, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference as though fully set forth.
            5. Aydin Corporation agrees that it will take no position if, when, and as the United States Attorney's Office for the Northern District of California seeks leave of court to disclose to CECOM the following:
            a) All relevant information relating to PCB's obtained from execution of a search warrant on November 9, 1989 at Aydin Corporation;

            b) All relevant information relating to PCB's in response to a federal grand jury investigation, as well as United States Attorney's Office work product derived from said documents.
Aydin's Representations
            6. Aydin Corporation acknowledges and ratifies that James Walsh is the President and Chief Executive Officer of Aydin
Corporation and is fully authorized to act on behalf of, and to bind, Aydin Corporation in connection with the entry of its pleas of guilty as well as the entry and implementation of this Plea Agreement.
            7. Aydin Corporation also agrees to waive any right to appeal any sentence imposed as set forth in the stipulations in this agreement.
            8. Aydin Corporation acknowledges that its attorney has advised it of the nature of the charges, its possible defenses to the charges, and the nature and range of possible sentences. The defendant is satisfied that its attorney has represented it in a competent manner.
            9. Aydin Corporation is entering its guilty plea freely and voluntarily, and not as the result of force, threats, assurances, or promises other than the promises contained in this agreement. Government's Promises
            10. The Agreement represents complete and final settlement by the United States Attorney's Office of all criminal investigations relating to performance of the AN/GRC-222 contract by Aydin Corporation, its divisions, officers and employees.
            11. The Agreement by Aydin Corporation to pay fines, other money and restitution as specified above is a fair, just and reasonable disposition. It is an appropriate disposition in light of the conduct at issue, the facts known to the United States Attorney's Office, and the public interest, and the United Stated Attorney will so inform the Court if asked by the Court.
            12. Any commitment regarding the United States' sentencing recommendation applies only to the sentencing upon this Information and does not apply to any future conduct or proceedings. This agreement binds only the United States Attorney's Office for the Northern District of California and does not bind any other local, state or federal prosecuting authority. This agreement is intended to foreclose any civil proceeding which may be brought by the United States Department of Justice, including the United States Attorney's Office for the Northern District of California, against Aydin, its divisions, officers and employees arising out of the performance of the AN/GRC-222 contract, and pertains to all criminal charges which have been or could be brought as of the date this agreement is signed against those parties arising out of that contract.

Other Terms
            13. The United States and the defendant understand and acknowledge that the Court may accept or reject this agreement or may defer its decision as to the acceptance or rejection until there has been an opportunity for the Court to consider a presentence report.
            14. The defendant acknowledges that no threats have been made against it or anyone else and that it is pleading guilty freely and voluntarily.
            15. Defendant acknowledges that it has discussed each of the following rights, among other, with its counsel, that he understands each of the following rights, and that it understands that by pleading guilty it is waiving each of the following rights, among others:
                 a.     the right to plead not guilty;
                 b. the right to a speedy and public trial by jury which a verdict of guilty could only be returned by unanimous jury;
                 c. the right to make the government prove its case beyond a reasonable doubt;
                 d.     the right to assistance of counsel at trial;
                 e. the right to have trial counsel provided at no expense if counsel cannot otherwise be afforded;
                 f. the right to confront and cross examine adverse witnesses;
                 g. the right to testify in its own defense at trial or remain silent and not testify at trial;
                 h. the right to have no adverse comment made regarding the failure to testify should it decide not to testify;
                 i. the right to subpoena witnesses to appear on its behalf at trial;
                 j.     the right to bring and appeal adverse
                        determinations of pre-trial motions;
                 k. the right to appeal a verdict of guilty if the matter were to go to trial.
            16. If Aydin Corporation commits any crimes, violates any term of this agreement between signing this agreement and the date of sentencing, or fails to appear for sentencing, or if the defendant provides information to the probation officer or the court that is misleading, intentionally incomplete or untruthful, the United States will be free to prosecute any and all criminal charges, including charges for any new offenses.
            17. This agreement constitutes all the terms of the plea bargain between the United States and Aydin Corporation, and the government has made no other representations to the defendant or its attorneys. All promises here made by each party are made dependent on full performance of the promises made by the other party.

DATED:______JANUARY 6, 1994_______________
                                          Respectfully submitted.




                                          /s/  Leland B. Altschuler
                                          LELAND B. ALTSCHULER
                                          Assistant United States Attorney




                                          /s/  Michael L. Zigler
                                          MICHAEL L. ZIGLER
                                          Assistant United States Attorney

            Aydin Corporation has consulted with its attorney and fully understands all its rights with respect to the offenses charged in the pending Information. Aydin Corporation has read this plea agreement and carefully reviewed every part of it with its attorney. Aydin Corporation understands this agreement and voluntarily agrees to it.

DATED:    January 6, 1994           /s/  James Walsh
                                    James Walsh
                                    Aydin Corporation

            I am Aydin Corporation's attorney. I have fully explained to the defendant its rights with respect to the offenses charged in the pending Information. I have carefully reviewed every part of this Plea Agreement with Aydin Corporation. To my knowledge, its decision to enter into this agreement is an informed and voluntary one, and I believe there exists a factual and legal basis for its plea of guilty.




DATED:    January 6, 1994           /s/  Ronald F. Kidd
                                    Ronald Kidd
                                    Attorney for Aydin Corporation

                                                  Exhibit 99.2


      SETTLEMENT AGREEMENT AND CONTRACT MODIFICATION

                        I.  PARTIES

    This Settlement Agreement is entered into between the United States of America ("United States" or "Government") and
Aydin Corporation (Aydin), through their undersigned counsel and/or authorized representatives.

                       II.  RECITALS

    As a preamble to this Settlement Agreement, the United
States and Aydin agree to the following recital of facts:

1. This matter arises from the Government's purchase of AN/GRC-222 radios, under contract number DAAB07-86-C-J007, sold by Aydin Corporation (West), a division of Aydin Corporation.

2. Aydin Corporation is a corporation chartered under the laws of Delaware, with corporate headquarters in Horsham, Pennsylvania.

3. Aydin Corporation (West) has its principal place of business in San Jose, California. Aydin Corporation (West) is engaged in the manufacture and sale of digital and analog microwave radios and other communications equipment.

4. Since the late 1980's, Aydin Corporation (West) has been engaged in the manufacture, assembly, and sale to the United
States of (among other things) radios designed for combat signal units, designated AN/GRC-222.

5. The contract for the AN/GRC-222 contained an Operational Requirements Document (ORD) delineating performance, testing, reliability and quality assurance requirements. The ORD specified that the radio set must be capable of being transported over degraded road surfaces and cross-country terrain without sustaining any permanent physical damage or experiencing performance degradation, and be able to withstand the conditions experienced during loading, unloading, and transport over air, water, and rail.

6. The contract contains a manufacturer's warranty assuring that the radio will meet the requirements of intended use, be free of defects in materials and workmanship, and remain free from such defects for the two year warranty period beginning on the date of final acceptance.

7. The contract contained certain testing, evaluation and inspection requirements, including an Acceptance Test Procedure
(ATP) designed to detect deficiencies in workmanship, material, and quality. This ATP was Environmental Stress Screening (ESS), a special screening designed to precipitate and surface infant mortality failures in the radio sets.

8. In addition, the ORD specified that Aydin Corporation would perform reliability testing, in accordance with test plans to be developed by Aydin Corporation. Reliability testing consisted of operating a sample set of radios in a test chamber at specified temperatures in accordance with testing standards.

9. Aydin maintained a Manufacturing and Test Department within its production facilities located in San Jose, California. Two critical employees of that department were Patrick Huveldt, the department manager, and Sharon Favinger, who was responsible for conducting the required tests in conformance with the contract requirements.

10. On 12 February 1992, a Grand Jury in the Northern District of California returned an indictment against Patrick Huveldt and Sharon Favinger, charging that, between January 1988 and November 1989, Huveldt and Favinger "permitted, encouraged, instructed and directed" Aydin test technicians responsible for monitoring the ESS test conditions and recording test data for contract number DAAB07-86-C-J007 to record test results in pencil and later erasing those entries showing test failures and substituting ink entries reflecting passing scores on 200 tests, all in violation of 18 U.S.C. sec. 371, 1001, and 1002. Count Eighteen of the Indictment returned against each of these individuals charged a falsification of test results for one radio during the August to October 1988 Special Production Reliability Acceptance Test
(PRAT).  This PRAT served as the basis of the First Article
Reliability Test.

11. On 5 March 1993, after trial on the merits of the prosecution commenced, Huveldt pleaded guilty to Counts One, Three, Ten, and Eighteen of the original indictment. Also on 5 March 1993, Favinger pleaded guilty to Counts One, Nine, Sixteen, and Eighteen of the original indictment. Included in the pleas of guilty, specifically Count Eighteen, were Admissions that the above-named employees falsified test data for one radio tested in the Special PRAT test conducted from August 1988 to October 1988.

12. The United States believes that it has certain causes of action against Aydin Corporation relating to alleged testing, inspection, quality, and/or performance irregularities or defects, including but not limited to causes of action arising under the False Claims Act, 31 U.S.C. sec. 3279 et seq.; contracts (including revocation of acceptance); and the common law.

13. The United States and Aydin Corporation desire to reach an agreement that would settle, compromise, and resolve all civil and administrative liability issues and disputes relating to alleged testing, inspection, quality, and/or performance issues between the United States and Aydin Corporation concerning the AN/GRC-222 radio.


                 III.  TERMS OF AGREEMENT


    Now Therefore, recognizing that Aydin has reached agreement with the United States Attorney for the Northern District of California, subject to court approval, resolving all outstanding criminal matters regarding the testing and delivery of the AN/GRC-222 radio, the United States and United States Army (including its Contracting Officer and Chief Trial Attorney) and Aydin enter into an agreement and contract modification for the purpose of resolving all civil and administrative monetary claims as set forth in the terms below:

    a. Aydin Corporation will pay by cashiers check made pay-able to the Treasurer of the United States in the sum of $1,000,000, to be delivered to Stanley E. Alderson, Esq., Commercial Litigation Branch, Civil Division, Department of Justice, Main Justice Building, 10th & Pennsylvania Avenue, N.W., Washington, D.C. 20530, within five days of the execution of this agreement. The instrument by which such payment is made shall contain the following identifying information: "Aydin Corporation, D.J. No. 46-11-2801.

    b. Aydin shall, at no expense to the Government, institute a Recall, Inspection, Repair, Retrofit, and Testing program, under which all existing AN/GRC-222 radios and modules are brought to an agreed baseline, to consist of the encorporation of all Engineering Change Proposals (ECPs) as identified in Appendix A to this agreement, and the elimination of manufacturing and workmanship defects. Under this program all AN/GRC-222 radios and modules will be returned to Aydin's facility for inspection and retrofit. Aydin will open each radio and module, and will perform a visual mechanical and electrical inspection for the purpose of identifying defects of workmanship, as well as any other fault or deficiency, at Aydin's expense. It shall not be necessary to remove the motherboard from the radio chassis in order to accomplish the nacessary screening, unless necessary to repair or correct any damage or defect discovered. Aydin shall not be required to open any hermetically or solder sealed modules. Any faults or defects will be repaired or corrected and any defective parts replaced at Aydin's expense, excepting missing components, cosmetic repairs, and damage caused by field misuse, abuse, or unauthorized repair, as finally and conclusively determined by the Government Quality Assurance Representative (QAR). The decision of the QAR as to whether Aydin is responsible for a particular no-cost repair, pursuant to this paragraph shall be final. Aydin will retrofit all radios and modules to incorporate all ECPs as identified in Appendix A to this Agreement, at no charge to the Government. Aydin shall further retrofit all transmitter and receiver modules with the series 4000 Voltage Controlled Oscillator (VCO) at no charge to the Government. Aydin shall bear all expenses involved in or related to shipping all effected radios and modules, worldwide, to and from the Aydin facility. Commercial modes of shipment are permissible for use by Aydin for this effort. Should a radio be located in a remote site where commercial packing and transportation services are not readily available (within 100 miles), then the Government will provide packing and shipping of the radios. Any reasonable expenses to the Government for the packing and shipping of the radios (as determined by the Administrative Contracting Officer) will be reimbursed by Aydin. All newly produced transmitter and receiver modules will be fitted with the series 4000 VCO at the existing contract price. Aydin shall assume all risk and expense associated with this recall, inspection, repair and retrofit effort. This effort shall be conducted in accordance with procedures as provided by Aydin in paragraph l below and incorporated into this agreement as Appendix B.

    c. Aydin shall perform, in place of the current contractually required ESS and PRAT, the alternate screening and testing program as described in Appendix C of this Agreement, which is hereby incorporated into the contract. All other contract testing requirements, including Group A, B, and C testing shall remain unchanged. All radios, subsequent to the inspection and retrofit effort described in paragraph b above, will be subjected to the substituted ESS. All radios will then be batched into lots and subjected, by sample, to the revised PRAT. Lots will be determined by the order in which the radios complete retrofit and will not exceed 100 radios per lot. New radios and modules presented for Government acceptance will also be subjected to the alternate screening and testing program, in accordance with Appendix C, and the revised delivery schedule contained in Appendix D.

    d. The Administrative Contracting Officer shall resolve any dispute which shall arise regarding the application and coverage of paragraphs b and c above. Contractor relief from such determinations shall be in accordance with the disputes clause.

    e. Aydin shall provide a warranty on all previously delivered radios, for a period of two years from the date of acceptance by the Government. Such Warranty shall commence for a given retrofitted radio with the successful completion of the retrofit/testing effort (including successful completion of PRAT) for that specific radio. Such warranty shall be at the same terms as the warranty originally provided under Clause H.133 of the contract, and shall be in addition to all warranties previ-ously granted under the contract. Nothing in this agreement shall be interpreted as expanding the scope of any warranty rights of the Government, express of implied, other than the duration of those rights.


    f. The contract is hereby modified so that, Aydin may deliver to the Government, for conditional acceptance, a total of eighty four radios over and above those radios that were conditionally accepted prior to the issuance of the show cause letter on 25 March 1993. (Such radios shall be applied to the total quantities to be delivered under the schedule attached as appendix D.) The Government may, at its option, also conditionally accept spare modules as follows: transmitter-72, receiver-89, power supply-29, duplexer-2, Mixer (NSN 5895-01-270-
5093)-13, Mixer (NSN 5895-01-270-5094)-6.  These radios and
modules will have completed the revised ESS in accordance with Appendix C. Subsequent to the conditional acceptance of these radios, no further radios will be conditionally accepted prior to successful completion of PRAT. All further deliveries of radios, including radios returned to Aydin for inspection, repair and retrofit under paragraphs b and c above, will successfully complete ESS and PRAT before being offered for delivery.

    g. Aydin agrees to withdraw the four claims currently on appeal before the Armed Services Board of Contract Appeals (ASBCA), docketed As ASBCA Numbers 43273, 44156, 44157, and 44901 (the Claims), with prejudice. Aydin agrees to request dismissal of the above mentioned actions with prejudice within ten (10) days after court approval of the plea agreement between Aydin and the United States Attorney for the Northern District of Califor-nia.

    h. Aydin agrees to implement a new configuration management system which will comprehensively track the status of ECPs for all radios and modules.

    i. Within 30 days of the execution of this agreement, Aydin will provide the Government with complete level 3 (less ECP incorporation) drawings and data for the current configuration of the radio, including completely detailed (as differentiated from form, fit and function) drawings and data for components that are proprietary to Aydin or any of its subsidiaries or divisions. Aydin may deliver level 2 drawing(s) in place of the level 3 drawings only if (1) no level 3 drawing exists, (2) the level 2 drawing(s) are of the current version of the radio, and (3) the level 2 drawings are of such detail and clarity that they may readily be used, without modification, for fabrication of the radio by the Government, and/or a qualified third party. Aydin shall provide the Government, within 120 days of the execution of this agreement, with revised versions of all the drawings and data provided above, to include the incorporation of all ECP's. Upon execution of this agreement, Aydin grants the Government unlimited rights in all technical data owned by Aydin or any of its subsidiaries or divisions pertaining to the current, and all previous configurations of the radio and all of its components, including the components previously identified by Aydin as proprietary. This grant of data rights will be prospective to include full data rights to encompass any engineering changes or modifications to the existing radio design made pursuant to this contract, or any other contract with the Army for the production, maintenance, modification, or support of the AN/GRC-222 radio, unless such other contract shall specifically state otherwise. Contractual FLSC deliverable item(s) will be expanded to encompass data related to the proprietary components. Proprietary rights of companies other than Aydin and its divisions and subsidiaries and which Aydin may not legally transfer without the consent of the owner, are specifically excluded.

    j. Within 210 days of the execution of this agreement, Aydin will provide the Government with current and complete level 3 drawings and data in completely detailed format with unlimited rights, to include test data and revised operating instructions, for the Phase 2 (production) version of the AM orderwire modifi-cation, in accordance with Aydin letter ANGRC-91-025, dated 13 February 1991. Such drawings will be proven through the modification of two each transmitter, receiver, and control monitor modules (a total of six modules) to contain the AM orderwire, and the successful testing of those modules, including successful over-the-air link testing in shelter mounted radios. This over-the-air link testing will be conducted by Government personnel at a Government facility. An Aydin representtive will be in attendence, at Aydin's expense, at the over-the-air link testing to provide technical support. The Government will pro-vide the modules for incorporation of the AM orderwire modification. At the successful completion of the testing, the six modules containing the AM orderwire modification will be provided to the Government. Aydin shall provide the Government with the same complete data rights as shall be provided on other radio components as described in paragraph i above. All work performed pursuant to this paragraph shall be at no cost to the Government.

    k. A revised delivery schedule, covering the delivery of radios, spare modules, logistical support items, and other data items, is attached as Appendix D, and is hereby incorporated into the Contract. Aydin expressly warrants that it is capable of achieving said schedule.


    l. Within 30 days of the effective date of this agreement, Aydin will provide to the contracting officer a comprehensive procedure and schedule for completion of the recall, inspection, retrofit, and testing effort, to include PRAT testing. Such procedure and schedule, upon approval, will be incorporated into this agreement as Appendices B and E respectively, by contract modification. In no case shall the total recall, inspection, retrofit and testing effort be completed in more than three (3) years from the effective date of this agreement. The Government shall make fielded radios available to Aydin at a rate sufficient to allow the retrofit effort to be completed within the three year period. Should there be delays in the recall, screening, retrofit and testing effort, such that total effort is not completed in the three year period, then, to the extent such dellay is attributable to the Government, Aydin shall be entitled to an extention in the three year period. Aydin may submit a request for an equitable adjustment should it believe that any such Government delay in the completion date has caused the contractor additional expense.

    m. Within 10 days of the execution of this agreement, Aydin shall provide the Government with proposed revised ESS proceedures.

    n. A "float" lot of radios shall be created from radios and spare modules that have successfully completed the substituted test plan detailed in paragraph c above and Appendices B and C. This "float" lot of radios shall be used to replace radios recalled from the field. These radios shall initially be drawn from the quantity of previously accepted radios held in bonded storage at the Aydin (West) facility as of 30 November 1993 (following screening, repair, retrofit and testing). No radios shall be shipped to Aydin's plant for in-spection, repair, retrofit and testing until replacement radios have been supplied to the effected units. Aydin will provide all necessary on site personnel and support required to accomplish this recall effort. Aydin personnel will accomplish all aspects of this effort, including, but not limited to the unpacking, exchange, installation and shelter check-out (including loopback, but not over-the-air testing) of retrofitted radios and modules, as well as the removal, packing and shipping of recalled radios and modules. Aydin will coordinate with the Government to insure radios are made available for recall as appropriate. The Government will use its best efforts to make radios available so as to minimize the number of trips made by Aydin personnel to the field, as well as the duration of those trips.

    o. Aydin agrees to a downward adjustment in the price to compensate the Government for costs expended for Government testing of the radio, as well as those expended to put into effect the Termination for default (including the recovery of progress payment inventory.) The amount of such an adjustment will be determined by the contracting officer based on the actual expenses incurred by the Government, not to exceed price of $100,000.

    p. Aydin agrees to submit, within 20 working days of the execution of this agreement, a Joint Management Plan to the Government. Aydin further agrees to make such revisions to said management plan, as are necessary to make the plan acceptable to the Government, within 60 working days of the execution of this agreement. In said plan, Aydin will describe in detail those steps it intends to take to assure successful completion of the
AN/GRC-222 program.   The Joint Management Plan shall be prepared
at no expense to the Government and will be submitted to the con-tracting officer for approval. The Government considers the submission of an acceptable Joint Management Plan to be a material condition of this agreement. Should Aydin fail to submit an acceptable Joint Management Plan within the prescribed time, the Army may, at its discretion, declare this agreement to be null and void. At such time as the Joint Management Plan is originally submitted, Aydin's President will personally brief an executive summary of the Plan to the Commanding General, U.S. Army Communications Electronics Command.

    q. Aydin is hereby advised of the Army's intent to create a Joint Oversight Committee. This committee will be charged with maintaining oversight of Aydin's progress toward completion of the contract and the retrofit effort, and shall consist of members from the program manager's office, the CECOM Acquisition Center, and the CECOM Logistics and Readiness Center. The Joint Oversight Committee shall not assume any of the management func-tions or authority of the Program Manager, nor shall it assume any of the contractual authority of the Contracting Officer. Aydin hereby agrees to provide the committee access to the Aydin facility and to make available to the committee any and all reports, documents, or other data necessary to carry out its function.

    r. The Contracting Officer hereby finds, in accordance with FAR 49.102, that the circumstances that led to the termination for default have substantially changed, that the items to be procured under the contract are still required by the Government and that reinstatement of the contract is clearly advantageous to the Government. Therefore, the Contracting Officer, with the concurrence of the contractor, hereby withdraws her final decision terminating the contract for default dated 30 November 1993. Aydin and the Army hereby agree that the contract is reinstated at all of its previous terms except as noted in this modification and its appendices. Nothing in this agreement shall be deemed to supersede any right or obligation of the original contract or any modification thereto, unless specifically stated herein. The radios and modules for which acceptance was revoked by the contracting officer's final decision of 30 November 1993, shall be deemed reaccepted when said radios shall have successfully completed the screening, repair, retrofit and testing program (including PRAT), as identified in Appendices B and C.

    s. Aydin shall withdraw with prejudice, the action filed against the United States Army Communications - Electronics Command and the Department of Justice, in the United States District Court for the Eastern District of Pennsylvania, CA Docket #93-6232.

    t. Aydin Corporation agrees to disclose to the contracting officer, upon execution of this agreement, all relevant information regarding the printed circuit boards manufactured by Aydin Corporation's Electro Fab Division.

    u.  AYDIN RELEASE    Aydin hereby releases the Government,
its officers, officials, agents, employees, successors, and assigns, from any and all claims, demands, damages, liabilities, actions, attorney's fees, interest, and causes of action of whatsoever kind, in law or equity, administrative or judicial, known or unknown, in contract or otherwise,

         (1) that it had, may now have , or may subsequently discover, arising out of or in any way connected, directly or indirectly, with any matter addressed in this document which relates to incidents occurring prior to and as of the date of this Settlement Agreement, including, but not limited to ASBCA Appeals Nos. 43273, 44156, 44157 and 44901:

         (2) those it had, or may now have, arising out of or in any way connected, directly or indirectly, with Contract
No. DAAB07-86-C-J007;

         (3) relating to mobilization and start-up costs for re-entry into production of the radio, including any claim for damages or other costs related to or accruing from the action taken by the Government to inventory, secure, package, ship, store, or return the progress payment inventory between 1 December 1993 and the date such progress payment inventory shall be returned to the Aydin facility, provided that the total quantity of inventory taken by the Government is returned to Aydin.

         (4) any and all claims or requests for equitable adjustment related to Environmental Stress Screening (hereinafter "ESS"), Production Reliability Acceptance Testing (hereinafter "PRAT") or any other contractually required screening or testing performed or required to be performed through the present date. Aydin further waives and relinquishes forever, all rights to pursue any challenge, claim or request for equitable adjustment, legal or administrative, to the validity of the contractual screening and testing plan as stated in Appendix C. This shall include all costs or adjustments related to the implementation of the alternate screening and testing program as defined in Appendix C.


    v.  GOVERNMENT RELEASE     In consideration of the
obligations of Aydin Corporation set forth in this Agreement, the United States hereby fully releases and discharges Aydin Corporation, its present or former officers, directors, employees, and agents from all civil and administrative monetary claims and causes of action which it had or may now have under the False Claims Act, 31 U.S.C. sec. 3729 et seq., the Contract Disputes Act, the common law theories of civil recovery, or any other statute creating causes of action for civil and adminis-trative monetary claims arising out of the AN/GRC-222 program with respect to all issues relating to testing, inspection, quality, and performance except as provided in Paragraph x below.

    w. Subject to the exceptions in Paragraph x below, the United States shall have no further civil or administrative monetary claim or cause of action under the contract at issue against Aydin Corporation, its present or former officers, directors, or employees under the False Claims Act, 31 U.S.C. sec. 3729 et seq., the Contracts Disputes Act, the common law theories of recovery or payment for mistake or unjust enrichment, or any other statute creating causes of action for civil and administrative monetary claims arising out of the AN/GRC-222 contract with respect to all issues relating to testing, inspection, quality, and performance of such radios, delivered as of the date of this Settlement Agreement, under the foregoing contract. Nothing in this provision shall be interpreted as affecting the rights of the parties regarding future deliveries under the AN/GRC-222 contract.

    x. Notwithstanding any term of this Settlement Agreement, specifically excluded and reserved from the scope and terms of this Settlement Agreement are any and all:

         (1) claims that arise or may arise under Title 26 United States Code (Internal Revenue Code) or under the Internal Revenue regulations,
         (2) suspension and debarment rights of any federal agency,
         (3) any claims based on such obligations as are created by this Agreement,
         (4) claims for personal or property injury or for other consequential damages arising from the sale or delivery by Aydin of defective products or parts, or for breach of any express or implied warranty for products, parts or services.

    y.  It is agreed that all costs (as defined in FAR
31.205-47) incurred by or on behalf of Aydin Corporation and its officers, directors, and employees (to include, but not limited to attorney's and paralegal fees, accounting fees, consultant fees, expert fees, copying fees, as well as Aydin Corporation and Aydin Corporation (West) employee costs) in connection with 1) the matters covered by this Settlement Agreement, 2) the Government's civil and/or administrative investigation of the matters covered by this Settlement Agreement, 3) Aydin Corporation's investigation, defense of the matters, and corrective actions with respect to the issues covered by this Agreement, 4) the negotiation of this Settlement Agreement, 5) the lump sum payments of $1,000,000 made to the United States by Aydin Corporation pursuant to this Settlement Agreement, 6) any payments made by Aydin, pursuant to its agreement with the United States Attorney's Office for the Northern District of California related to its production of the GRC-222, and 7) the conduct of the program covering the recall, screening, repair, and testing of all AN/GRC-222 radios shall be unallowable costs for Government contract accounting purposes. These amounts shall be separately accounted for by Aydin Corporation and subject to audit by the DCAA at DCAA's discretion. Aydin Corporation shall accumulate and report costs of the program, using its disclosed cost accounting practices, to final cost objectives that separately identify recall, screening, repair, and testing.

    z. Any individual executing this Settlement Agreement on behalf of Aydin Corporation represents that he has been duly authorized to execute this agreement on behalf of said corpo-ration.

    aa. The parties have executed four identical copies of the Agreement, each of which shall be deemed an original.

    ab. The provisions of this Settlement Agreement shall be binding upon the United States and Aydin Corporation and their heirs, successors, and assigns.

    ac. The effective date of this Settlement Agreement between the United States and Aydin Corporation is the date when the Settlement Agreement is executed by all the representatives of Aydin Corporation and the United States.

    ad. This Agreement is intended to be for the benefit of the United States and Aydin Corporation (including its present or former officers, directors, employees, and/or agents) only, and by this instrument the Parties do not waive, compromise or release any claims or causes of action against any other person or entity.

    ae.  All other terms of and conditions contract DAAB07-86-
C-J007 remain unchanged.

    af. The failure of Aydin to fulfill any of its obli-gations under this agreement shall constitute a material breach and will be grounds for termination of the contract within the meaning and under the provisions of the default clause of the contract and the applicable Federal Acquisition Regulations (FAR 52.249).

    ag. The parties recognize and agree that this Agreement is contingent upon and subject to the approval of the United States District Court for the Northern District of California of the plea agreement between Aydin and the United States Attorney for the Northern District of California. In the event that said plea agreement is rejected by the Court, this agreement shall be null and void. The parties will be returned to the status quo as it existed at the time of the execution of this Agreement; all monies paid will be returned; and no statements made in connection with this agreement shall be admissible against any party in any proceeding.

    ah. To the greatest extent possible, all program manager and CECOM personnel involved in the AN/GRC-222 program will be notified that past contractual disputes between the Army and Aydin have been resolved, and that inquiries from other Government agencies should be answered accordingly. The Army and its personnel, are not limited in their responses to specific questions regarding Aydin's past contract performance.

FOR THE UNITED STATES           FOR AYDIN CORPORATION:
OF AMERICA:





__________________________      ________________________
STANLEY E. ALDERSON   (date)    JAMES WALSH       (date)
Trial Attorney                  President
Civil Division                  Aydin Corporation
Department of Justice           700 Dresher Rd
10th and Pennsylvania Ave NW    Horsham, PA 19044
Washington, DC 20530

MICHAEL J. YAMAGUCHI
United States Attorney for the
Northern District of California




____________________________     ________________________
JOANN M. SWANSON      (date)     RONALD F. KIDD    (date)
Assistant United States Attorney DUANE, MORRIS & HECKSCHER
450 Golden Gate Ave, 10th Fl     One Liberty Pl
San Francisco, CA  94102         Philadelphia, PA 19103
                                 Counsel for Aydin Corp.




____________________________
STEPHANIE J. ALLEN    (date)
Contracting Officer
United States Army Communications-
Electronics Command
Fort Monmouth, NJ 07703

                         APPENDIX A                              Exhibit 99.3

                         AN/GRC-222

                         OUTSTANDING ECP'S

ECP No.                                                        Effective   Units
 Unmod.
E6GJ007  ECO No.   Module/Unit   Change                        Date        Shipped
Bal.   Warranty
240      G2496     Rx Synth      Replace IC U1                 5/29/89     N/A
 None    N/A
         G2497     Tx Synth      Replace IC U1                 5/29/89     N/A
 None    N/A
- ---------------------------------------------------------------------------------
- ------------

255      G2519     Tx Synth      Removed C6 from circuit       6/9/89      N/A
 None   N/A
         G2521     Rx Synth      Removed C6 from circuit       6/9/89      N/A
 None   N/A
- ---------------------------------------------------------------------------------
- ------------

310      G2607     ACGIF         Replace EPROM Assembly        5/12/89     260
 60    Yes
- ---------------------------------------------------------------------------------
- ------------

                                 Cuts & Jumpers, Add C75 &
332      G2624     WLD           R44. Change value of R27      2/9/90      409
229     Yes
- ---------------------------------------------------------------------------------
- ------------

368      G2672     Xmtr          Replace Synth EPROM Assy      9/19/90     480
197    Yes
- ---------------------------------------------------------------------------------
- ------------

369      G2673     Rcvr          Replace Synth EPROM Assy      9/19/90     477
158    Yes
- ---------------------------------------------------------------------------------
- ------------

385      G2697     Demod         Chg. Value of R169 & R172     12/1/90     553
500    Yes
- ---------------------------------------------------------------------------------
- ------------

397      G2725     WLD           Cuts & Jumpers                10/10/91  Part of ECP
332
- ---------------------------------------------------------------------------------
- ------------

                                 Add Zener Diode. Change
399      G2736     WLR           Diode CR13 rating.            6/14/91     631
560     No
- ---------------------------------------------------------------------------------
- ------------

                                 Add Zener Diode. Change
400      G2733     Comb          Diode CR13 rating.            6/14/91     647
580     No
- ---------------------------------------------------------------------------------
- ------------

                                 Change 5V DC-DC
406      G2775     Pwr P         Converter wattage rating      9/12/91     674
674     No
- ---------------------------------------------------------------------------------
- ------------

407      G2777     Comb          Add Capacitor C82             9/19/91      67
580     No
- ---------------------------------------------------------------------------------
- ------------

                                 Change value of R4, R5, R6,
408      G2780     DemodR13. Change U1.                        9/19/91     671
650     No
- ---------------------------------------------------------------------------------
- -----------


Yes, if
413      G2789     Demod         Add Heatsink to U22           6/3/92      671
575    failure
- ---------------------------------------------------------------------------------
- ------------

                                 Add C101, R63 & CR9.
419      G2799     Sep           Cuts & Jumpers                11/25/92    681
620     Yes
- ---------------------------------------------------------------------------------
- ------------

421      G2802     WLR           Cuts & Jumps, add Buffer      11/25/92    661
600     Yes
                                 stage to TCXO Output
- ---------------------------------------------------------------------------------
- ------------

395                Pwr Sup       Add Surge Protection          10/27/92    674
674     No
                                 Circuit to Power Supply
- ---------------------------------------------------------------------------------
- ------------
         G2934,
         G2935,
         G2937,                  Modified Surge Protection     Not
448      G2939     Pwr Sup       circuit                       Approved    674
674     No


NOTE:  ECP's 395 and 448 are retrofired on shipped units only at CECOM direction
- ---------------------------------------------------------------------------------
- ----------

ATP 14-                          RSL Verification and
A3088236           Rcvr          Calibration                   5/1/93      673
673     Yes
- ---------------------------------------------------------------------------------
- -----------

Corr.Action        1st Upconv    Replace Harness               5/1/93      673
673     Yes
- ---------------------------------------------------------------------------------
- -----------

N/A                Xmtr          Replace VCO with 4000         8/22/91     617
589     See
Note

N/A                Rcvr          Replace VCO with 4000         8/22/91     617
589     See
Note

Note:    In accordance with contract modification P00063, as of 1 July 1993, 149 radios
are under a one year extension to the original 2 year warranty.  The VCO is to be replaced under warranty in these radios only if
it fails.  Replacement of all other VCO's would be at Government request and at
Government cost.

- ---------------------------------------------------------------------------------
- ----------


                             APPENDIX C                           Exhibit 99.4

                         ESS, PRAT, & Failure Analysis Package


1. Failure analysis, to determine root cause and the appropriate corrective action, will be performed on all failures/specification non-compliances for both ESS and PRAT. This definitive failure analysis shall minimally address all the issued/concerns as delineated in the current contractual SOW, CDRL(s) and Data Item Description (s) including DI-R-7040 and DI-R-7039. Failure analysis reports shall be submitted to the government as part of the quarterly ESS reports and PRAT Failed Item Analysis Reports (FIARs) and PRAT final report.

2. ESS will be performed on all products submitted for acceptance as noted below.

3. All new radios and retrofitted radios will be subject to 12 complete cycles (hot & cold) between -10 and 40 degrees Celsius with transition gradient rates of 10 degrees Celsius/minute with each radio continuously operated. The performance test (ATP A3088251) will be performed after stabilization at the extreme temperature 8 times during the test to determine operational compliance. Stabilization or dwell time at the temperature extremes is the period of time required, for the radio part with the greatest thermal mass, to reach 85% of the desired temperature extreme.

4. A total of five radios from the lot of radios to be represented by each PRAT will be continuously monitored through the transition period between each test period of ESS, except during periods of radio testing for each chamber, as per paragraph 3 above. The five radios to be monitored shall be from the first ten groups of radios to be subjected to ESS (one radio per group). A group is the number of radios being screened in one test chamber. The radio continuously monitored will be selected at random by the Government QAR, and shall not be the radios subjected to PRAT. Any faults observed during these transition periods will be recorded and reported by Aydin within 24 hours of the occurrence to the cognizant Government technical activity. If the results of this continuous monitoring demonstrate a failure or failures that indicate a pattern, Aydin will perform failure analysis to determine the root cause of the failure. If the same fault type, as evidenced by the failure symptoms, occurs three or more times, the fault will be considered a trend. If the trends are design/workmanship related, they shall be corrected at Aydin's expense per current contractual provisions. This includes retrofitting shipped radios and modules if systemic problems are identified. If this analysis determines that the failure is not due to a design or workmanship defect, but rather is due to the inherent charac-teristics of solid state electronics during temperature gradients, then no further analysis of similar faults shall be required. Faults detected during the during the continuous monitoring of transitional gradients, not at a specified testing point, shall not be considered in determining whether a radio has successfully completed ESS, and paragraph 5 below shall not apply.

5. When a failure/specification noncompliance occurs during ESS the affected module can be replaced with a module which had already successfully completed ESS. The replacement module and the balance of the radio shall continue ESS from the beginning of the cycle a which the failure occurred until successful completion of ESS. The replaced module, after being repaired, will be subjected to a complete ESS again, prior to acceptance.

6. PRAT will be performed in accordance with the attached sheets.

7. Acceptance of radios will occur only after the successful completion of all contractual actions to include ESS and all applicable tests for each applicable radio/lot.

8. Aydin shall prepare, and submit for government approval, a revised ESS procedure and a revised PRAT plan and procedure delineating the above changes.

                                      Appendix C

                              PRAT PROFILE AND PARAMETERS

         The new proposed PRAT procedure is identical to the current procedure except the temperature/voltage profile is changed as shown on the attached Figure 1.

         The profile changes are:

         - Cycle time is extended from 48 hours/cycle to 486 hours.

         - Cold Soak is included in the first cycle only. Same for Hot Soak.

         - Chamber temperate rate of change is 0.5 degrees C per minute, instead of 5 degrees C minute for all temperature transitions.

         The following salient features of the test procedure remain the same:

         - Total operating time:  5,180 hours.

         - The test plan, discrimination ratio, etc., remain unchanged.

         - Accept criteria: no more than two chargeable relevant failures during the 5,180 hour operating period.

         - Only those adjustments called out in the maintenance manual can be used during the test.

         - Radio Monitoring Test, ATP 14-A3088251, to be performed on each test radio every twenty-four hours.

         - The MTBF of 2,800 (upper test figure)/1,400 (lower test figure) as delineated in the approved C2b radio specification applies.

                    FIGURE 1.  PROPOSED PRAT PROFILE                Exhibit 99.5


                         (Filed under cover of Form SE)

                                      APPENDIX D
                                                                   Exhibit 99.6
                                 CONTRACT SCHEDULE FOR
                              NEW RADIO/MODULE DELIVERIES

DATE         RADIO         XMTR         RCVR         DEMOD         P.S.

T*             0             0            0            0            0

T+30           8            10           10

T+60          24            15           15                         1

T+90          20            20           20            2

T+150         20            17           20            3

T+180         20                         11

T+210         20

T+240         20

T+270         20

T+300         20

T+330         20

T+360         20

T+390         20

T+420         20

T+450         20

T+450         20

T+480          8

*T= The later of the return of assets to the plant and the approval of the proposed revised ESS proceedure by the Gov-ernment. First delivery starts 30 days after the later of these two events.

It is expressly agreed that Aydin, at its option, may deliver new radios on dates prior to those set forth on this schedule. In no case, however, shall more than 100 radios be represented by a single PRAT

                                APPENDIX D

                               FLSC SCHEDULE



                                              Completion Date


Prototype Peculiar Support Equipment (PSE)
(Government review)                           1 Apr 94

Production PSE Deliveries
  1 of each type                              1 Sep 94
  2 of each type                              1 Oct 94
  8 additional power supply test fixtures     1 Oct 94

  Balance of power supply text fixtures       1 Nov 94

Depot Maintenance Work Requirement and
 -13 Technical Manual Changes                 Completion Dates
Contractor validation                         3 Jun 94
Validated manuals to CECOM                    6 Jun 94
Government review/comments                    8 Jul 94
Government verification                       9 Sep 94
Incorporate verification comments             28 Oct 94
Corrected verified manuals to CECOM           31 Oct 94
Government pre-publication review             10 Nov 94

Final camera-ready (including any
revisions/corrections resulting from
 conduct of the training)                     1 Jan 95

GSERD/GSESD                                   Completion Dates
GSERD/GSESD update submittal                  18 Mar 94
Government response                           18 Apr 94

Final                                         20 May 94


Training                                      Completion Dates


Draft training plan and
 program of instruction                       2 May 94

Conduct training course                       14 Nov 94

                                       APPENDIX


Exhibit No. 99.5 - Figure 1 of Appendix C


Figure 1.  Proposed Product Reliability Acceptance Test (PRAT)
Profile.



The proposed PRAT Profile (graph) is a time line depicting the variations in operating temperatures and voltages over a 486 hour cycle. At specific times, temperatures and voltages of the AN/GRC-222 radio is tested using an Environmental Stress
Screening (ESS) Acceptance Test Procedure (ATP).